                    Consent Of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report dated February 6, 1995, except with respect to the planned Merger between the Company and Schwitzer, Inc. as discussed in Note 17 to the consolidated financial statements as to which the date is February 25, 1995, on the consolidated financial statements of Kuhlman Corporation as of December 31, 1994, included in the Company's 1994 Annual Report to Shareholders incorporated by reference in this Form 10-K and of our report dated February 6, 1995, except with respect to the planned Merger between the Company and Schwitzer, Inc. as discussed in Note 17 to the consolidated financial statements as to which the date is February 25, 1995, on the schedule included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 2-77396, 33-20184, 33-64544, 33-82718 and 33-58133.



                                        /s/ Arthur Andersen LLP
                                        ------------------------
                                        ARTHUR ANDERSEN LLP



March 23, 1995